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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints LeRoy E. Carlson and Charles P. Wingard, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of VelocityHSI, Inc.) to sign any and all amendments (including post-effective amendments pursuant to Rule 462(b) or otherwise) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     This Power of Attorney has been signed by the person below in the capacity described below on July 17, 2000.

                      Signature                          Title
                      ---------                          -----

                /s/ MORGAN P. GUENTHER                  Director
                ----------------------
                  Morgan P. Guenther